Exhibit 99.1

U.S. Physical Therapy Reports Record Annual
Revenues and Earnings

HOUSTON--(BUSINESS WIRE)--March 5, 2009--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the year and quarter ended December 31, 2008 and provided earnings guidance for 2009.

U.S. Physical Therapy’s net income for the year ended December 31, 2008 rose to $10.0 million from $8.7 million in 2007, an increase of 14.5%, with diluted earnings per share of $.83 as compared to $.75 in the prior year.

For the fourth quarter of 2008, net income was $2.2 million compared to $2.5 million in the fourth quarter of 2007. Diluted earnings per share for the current quarter were $.19 compared to $.21 for the fourth quarter in the previous year. Fourth quarter 2008 results were impacted by winter storms and higher than normal clinic closure costs.

Year 2008 compared to Year 2007

  Net revenues from continuing operations increased 23.7% from $151,686,000 to $187,686,000 due to a 20.1% increase in patient visits from 1,554,000 to 1,866,000 and an increase in average net patient revenues per visit of 1.9% from $96.19 to $98.05.
  Total clinic operating costs from continuing operations were $143,588,000 or 76.5% of net revenues as compared to $114,325,000 or 75.4% of net revenues in the 2007 year. Clinic salaries and related costs as a percentage of net revenues were 53.4% for 2008 and 52.2% for 2007. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenues declined to 21.2% from 21.5%. The provision for doubtful accounts was 1.6% of net revenues in 2008 and 1.7% in 2007. The Company incurred closure costs totaling $432,000 primarily related to 18 clinics closed in 2008.
  Corporate office costs were $20,222,000 in 2008, or 10.8% of net revenues, versus $17,326,000, or 11.4% of net revenues, in 2007.
  Net income rose 14.5% from $8,738,000 in 2007 to $10,004,000 in 2008. Diluted earnings per share increased to $.83 from $.75.
  Same store revenues, for de novo and acquired clinics open for one year or more, increased 4.6%. Same store visits increased by 1.2% while the average net rate per visit increased by 3.3%.
  During 2008 the Company opened 16 new de novo facilities, acquired 14 clinics, closed 18 and sold 1 for a net addition of 11 clinics for a total of 360 as of year end.

Chris Reading, Chief Executive Officer, said, “In spite of a period marked by unprecedented global economic challenge, U.S. Physical Therapy produced a record year in 2008. Revenue grew by more than 23%; operating income expanded by 19% and same store revenue for the year increased by just under 5%. We further strengthened our Company through the addition of 4 solid acquisitions plus 16 new de novo facilities. While we expect to see continued impact from the economy, as we did in the fourth quarter, we believe that we can continue to grow the Company through innovative service offerings, judicious management of resources and efficient deployment of capital. Our balance sheet remains very strong and provides us with significant flexibility in weathering these challenges while working to strengthen and grow U.S. Physical Therapy.”

Fourth Quarter 2008 compared to Fourth Quarter 2007

  Net revenues from continuing operations increased 8.3% from $44,154,000 to $47,814,000 due to a 5.6% increase in patient visits from 445,000 to 470,000 and an increase in average net patient revenues per visit of 2.0% from $96.75 to $98.68. Winter storms are estimated to have negatively impacted revenues in the fourth quarter of 2008 by more than $170,000.
  Total clinic operating costs from continuing operations were $37,114,000 or 77.6% of net revenues as compared to $33,793,000 or 76.5% of net revenues in the year earlier period. Clinic salaries and related costs as a percentage of net revenues were 53.7% for the recent quarter and 53.5% for the 2007 comparable quarter. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenues were 21.5% for the 2008 fourth quarter as compared to 21.2% for the comparable 2007 period. The provision for doubtful accounts was 1.8% of net revenues for the 2008 fourth quarter and 1.9% for the 2007 comparable quarter. The 2008 fourth quarter includes closure costs totaling $284,000 primarily related to the closure of 10 clinics.
  Corporate office costs were $5,052,000 in the 2008 fourth quarter, or 10.6% of net revenues, versus $4,624,000, or 10.5% of net revenues, in the 2007 comparable period.
  Net income decreased 10.2% from $2,486,000 in the 2007 fourth quarter to $2,233,000 in the 2008 fourth quarter. Diluted earnings per share decreased to $.19 from $.21.
  Same store revenues, for de novo and acquired clinics open for one year or more, decreased 1.6%. Same store visits decreased 1.9% while the average net rate per visit increased slightly.
  In the 2008 fourth quarter, the Company opened 2 facilities, acquired 4 and closed 10.

Larry McAfee, Chief Financial Officer, said, “During the fourth quarter of 2008, in light of some softness in patient visits attributable to the recession and in conjunction with the Company’s 2009 budgeting process, we made the decision to be more aggressive about cutting costs and closing marginal clinics. Ten clinics were closed during the quarter. We do not currently anticipate additional significant clinic closures.” Excluding clinic closure costs, the Company’s adjusted diluted earnings per share would have been $.20 in the fourth quarter and $.85 for the year.

The Company achieved strong net cash flow during the fourth quarter. Despite making two acquisitions during the quarter for aggregate cash consideration of approximately $7.6 million, U.S. Physical Therapy closed the year with $10.1 million in cash and investments and a loan balance of $13.8 million for a net indebtedness balance of only $3.7 million. The average age of the Company’s receivables was reduced by 7% in 2008 decreasing from an average 55 days as of year end 2007 to 51 days at December 31, 2008.

2009 Earnings Guidance

U.S. Physical Therapy’s management issued preliminary guidance for the Company’s annual net earnings in 2009 in the range of approximately $10,100,000 to $10,900,000 or $.84 to $.90 per diluted common share. These figures are based on anticipated patient volumes and reimbursement levels and exclude the possible effect of future acquisitions or share repurchases. Management does not plan to issue quarterly guidance nor update annual guidance unless there are material future developments which cause management to believe that earnings will be significantly outside this range.

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, March 5, 2009 to discuss the Company’s fourth quarter and fiscal year 2008 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 83194915 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic, business, and regulatory conditions including federal and state regulations;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 360 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteo arthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

(See Attached Financials)

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net patient revenues	$46,409	$43,084	$182,939	$149,437
Management contract and other revenues	1,405	1,070	4,747	2,249
Net revenues	47,814	44,154	187,686	151,686

Clinic operating costs:
Salaries and related costs	25,686	23,624	100,269	79,191
Rent, clinic supplies, contract labor and other	10,301	9,344	39,814	32,581
Provision for doubtful accounts	843	825	3,073	2,553
Closure costs	284	-	432	-
	37,114	33,793	143,588	114,325

Corporate office costs	5,052	4,624	20,222	17,326

Operating income from continuing operations	5,648	5,737	23,876	20,035

Interest, investment and other income (expense)	10	21	260	273
Interest expense	(121)	(166)	(542)	(301)
Minority interests in subsidiary limited partnerships	(1,853)	(1,576)	(7,085)	(5,727)

Income before income taxes from continuing operations	3,684	4,016	16,509	14,280
Provision for income taxes	1,451	1,534	6,505	5,465
Net income from continuing operations	2,233	2,482	10,004	8,815

Discontinued operations:
(Loss) income from discontinued operations	-	6	-	(121)
Tax benefit (expense) from discontinued operations	-	(2)	-	44
	-	4	-	(77)
Net income	$2,233	$2,486	$10,004	$8,738

Earnings per share:
Basic - income from continuing operations	$0.19	$0.21	$0.84	$0.76
Basic - (loss) income from discontinued operations	-	-	-	(0.01)
Total basic earnings per common share	$0.19	$0.21	$0.84	$0.75

Diluted - income from continuing operations	$0.19	$0.21	$0.83	$0.75
Diluted - (loss) income from discontinued operations	-	-	-	-
Total diluted earnings per common share	$0.19	$0.21	$0.83	$0.75

Shares used in computation:
Basic earnings per common share	11,985	11,833	11,907	11,643
Diluted earnings per common share	12,017	11,915	12,055	11,718

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Numerator:
Net income from continuing operations	$2,233	$2,482	$10,004	$8,815
Net loss from discontinued operations	-	4	-	(77)
Net income	$2,233	$2,486	$10,004	$8,738

Denominator:
Denominator for basic earnings per share -
weighted-average shares	11,985	11,833	11,907	11,643
Effect of dilutive securities -
Stock options	32	82	148	75
Denominator for diluted earnings per share -
adjusted weighted-average shares and assumed conversions	12,017	11,915	12,055	11,718

Earnings per share:
Basic - income from continuing operations	$0.19	$0.21	$0.84	$0.76
Basic - loss from discontinued operations	-	-	-	(0.01)
Total basic earnings per share	$0.19	$0.21	$0.84	$0.75

Diluted - income from continuing operations	$0.19	$0.21	$0.83	$0.75
Diluted - loss from discontinued operations	-	-	-	-
Total diluted earnings per share	$0.19	$0.21	$0.83	$0.75

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$10,113	$7,976
Patient accounts receivable, less allowance for doubtful
accounts of $2,275 and $2,184, respectively	25,853	25,574
Accounts receivable - other	898	1,150
Other current assets	1,857	1,333
Total current assets	38,721	36,033

Fixed assets:
Furniture and equipment	30,947	28,782
Leasehold improvements	18,061	17,352
	49,008	46,134
Less accumulated depreciation and amortization	33,167	29,342
	15,841	16,792
Goodwill	55,886	37,650
Other intangible assets, net	6,452	3,930
Other assets	1,347	1,847
	$118,247	$96,252

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,481	$1,555
Accrued expenses	11,752	9,071
Current portion of notes payable	1,380	812
Total current liabilities	14,613	11,438
Notes payable	1,012	959
Revolving line of credit	11,400	7,000
Deferred rent	1,103	1,104
Other long-term liabilities	2,297	696
Total liabilities	30,425	21,197

Minority interests in subsidiary limited partnerships	6,214	5,648

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
14,252,053 and 14,053,192, shares issued, respectively	142	141
Additional paid-in capital	43,648	41,452
Retained earnings	69,446	59,442
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total shareholders' equity	81,608	69,407
	$118,247	$96,252

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Year Ended December 31,
	2008	2007
	(unaudited)
OPERATING ACTIVITIES
Net income	$10,004	$8,738
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	5,966	4,986
Minority interests in earnings of subsidiary limited partnerships	7,085	5,727
Provision for doubtful accounts	3,073	2,636
Equity-based awards compensation expense	1,574	1,277
Loss on sale or abandonment of assets	247	117
Excess tax benefit from exercise of stock options	(128)	(184)
Write-off of goodwill	49	-
Recognition of deferred rent subsidies	(431)	(456)
Deferred income tax	1,922	313
Other	39	-
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(1,566)	(3,543)
(Increase) decrease in accounts receivable - other	252	(87)
(Increase) decrease in other assets	(257)	(160)
Increase (decrease) in accounts payable and accrued expenses	1,873	(655)
Increase in other liabilities	470	338
Net cash provided by operating activities	30,172	19,047

INVESTING ACTIVITIES
Purchase of fixed assets	(4,299)	(4,034)
Purchase of businesses, net of cash acquired	(19,589)	(19,504)
Acquisitions of minority interests, included in goodwill	(1,096)	(519)
Purchase of marketable securities - available for sale	-	(2,040)
Proceeds on sale of marketable securities - available for sale	-	2,540
Proceeds on sale of fixed assets	108	21
Net cash used in investing activities	(24,876)	(23,536)

FINANCING ACTIVITIES
Distributions to minority investors in subsidiary limited partnerships	(7,295)	(5,651)
Proceeds from revolving line of credit	20,900	12,000
Payments on revolving line of credit	(16,500)	(5,000)
Payment of notes payable	(887)	(588)
Excess tax benefit from stock options exercised	128	184
Proceeds from exercise of stock options	495	568
Net cash provided by (used in) financing activities	(3,159)	1,513

Net increase (decrease) in cash and cash equivalents	2,137	(2,976)
Cash and cash equivalents - beginning of year	7,976	10,952
Cash and cash equivalents - end of year	$10,113	$7,976

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for :
Income taxes	$4,400	$5,481
Interest	$484	$263
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$1,507	$1,000
Purchase of business - issuance of common stock	$-	$3,123

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Acquired	Sold	Closed	Number of Clinics

Year Ended, December 31, 2006	30	8	(1)	(31)	292

First Quarter 2007, March 31, 2007	3	--	--	(2)	293

Second Quarter 2007, June 30, 2007	6	--	--	(1)	298

Third Quarter 2007, September 30, 2007	2	52	--	(6)	346

Fourth Quarter 2007, December 31, 2007	6	--	--	(3)	349

Year Ended, December 31, 2007	17	52	--	(12)	349

First Quarter 2008, March 31, 2008	4	1	--	(3)	351

Second Quarter 2008, June 30, 2008	7	9	--	(3)	364

Third Quarter 2008, September 30, 2008	3	--	(1)	(2)	364

Fourth Quarter 2008, December 31, 2008	2	4	--	(10)	360

Year Ended, December 31, 2008	16	14	(1)	(18)	360

CONTACT:
U.S. Physical Therapy, Inc.
Chief Financial Officer
Larry McAfee, 713-297-7000
or
Chief Executive Officer
Chris Reading, 713-297-7000